UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024 (May 20, 2024)

Oaktree Specialty Lending Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 20, 2024, Oaktree Specialty Lending Corporation (the “Company”) entered into an amendment (the “Amendment”) to the revolving credit facility (as amended and/or restated from time to time, the “OSI2 Citibank Facility”) with OSI 2 Senior Lending SPV, LLC (“OSI 2 SPV”), the Company’s wholly-owned and consolidated subsidiary, as the borrower, the Company, as collateral manager, each of the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent. Among other things, the Amendment:

•	extended the reinvestment period from May 25, 2025 to May 25, 2027;

•	extended the final maturity date from January 26, 2027 to January 26, 2029; and

•	modified the interest rate such that borrowings during the reinvestment period are subject to a rate equal to the Secured Overnight Financing Rate plus 2.35% per annum.

The description above is only a summary of the material provisions of the Amendment is qualified in its entirety by reference to copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Seventh Amendment to Loan and Security Agreement, dated as of May 20, 2024, by and among the Company, OSI 2 Senior Lending SPV, LLC, and Citibank, N.A.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024	Oaktree Specialty Lending Corporation

	By:	/s/ Chris McKown
Chris McKown
Chief Financial Officer & Treasurer

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